Exhibit 99.(g)(2)

Context Asset Management

SUMMARY OF SERVICES

Custody Services (applicable to funds only):

•	Security trade settlement (buys, sells, free receives and delivers)

•	Straight through processing technology solutions (SWIFT or proprietary web based solutions)

•	Corporate action processing

•	Proxy processing

•	Income collection

•	Custody related FX

•	Consolidated reporting through online web portal

Loan Administration Services:

•	Receive from the Client or its designee, a copy of the credit agreement pertaining to each Loan, as well as the Assignment Agreement(s) and Funding Memo(s) relating to its purchase by Client

•	Record details of the credit agreements received from Client in BNYM’s Loan servicing system

•	Record daily interest accruals for each Loan held in the portfolio

•	Record and process validated interest, principal and fee payments to Client’s designated account

•	Record and process rollovers, re-pricings, conversions and margin changes for loans held in the portfolio

•	Process amendments and restructures.

BNY MELLON

Context Asset Management

DOMESTIC SECURITIES AND LOAN SERVICING FEE SCHEDULE

Safekeeping/Income collection/All Reporting/DTC-ID Affirmations/Transmission of Position

Basis points, per annum, on gross net asset value of the portfolios’ aggregate securities, as follows:

Domestic market value of assets under custody:

1.5 basis points	< $500 million
1.0 basis points	$500 million to $1billion
0.5 basis points	> $1 billion

There will be a $15,000 annual minimum fee per sleeve, (Sub-adviser) if Custody Servicing is required. There will be a $10,000 annual minimum fee per sleeve, (Sub- adviser) if Loan Servicing is required. The minimums will be applied for the billing period if the fund’s domestic and global safekeeping, security/servicing transaction charges, excluding any surcharges or manual intervention fees, fall below the monthly minimum rate. Out of pocket expenses will be charged as is and are not eligible in determining minimums.

Interest on Overdrafts

Overdrafts, excluding bank errors, will be assessed a hard dollar charge of 50 basis points above the actual Federal Funds rate which will be charged to the account on the third business day of the following month.

A cash sweep for credit balances will be determined at the client’s discretion. Active and passive investment management options are also available.

Security Transaction Charges/Paydowns

$4	Book-Entry Settlements/Paydowns-DTC/FRB/PTC
$15	Physical Settlement Transactions, Options and Futures
$25	Euro C/D’s
$20	Manual Trade Processing Surcharge, (there will be a 90 day grace period before assessed)

BNY MELLON

Context Asset Management

GLOBAL SECURITIES CUSTODY FEE SCHEDULE

Listed below is The Bank of New York Mellon’s Global Securities fee schedule

COUNTRY	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)[1]	TRANSACTION FEE (US DOLLARS)
Argentina (Equities)	18.0	55
Argentina (Bonds)	15.0	55
Australia	2.0	30
Austria (ATS Securities)	4.0	20
Bahrain	45.0	130
Bangladesh	45.0	150
Belgium (Equities)	3.0	8
Belgium (Bonds)	2.0	8
Belgium (T/Bills)	2.0	8
Benin	45.0	135
Bermuda	20.0	75
Botswana	45.0	130
Brazil	10.0	25
Bulgaria	40.0	90
Burkina Faso	1.5	15
Canada	1.5	7
Channel Islands (Crest eligible Equities/Bonds)	1.0	20
Channel Islands (Physical)	2.0	35
Chile	20.0	80
China	20.0	75
Colombia	45.0	105
Costa Rica	18.0	65
Croatia	30.0	75
Cyprus	20.0	50
Czech Republic (Equities/Bonds)	20.0	65
Czech Republic (T/Bills)	16.0	65
Denmark	2.5	35
Ecuador	35.0	80
Egypt	40.0	105
Estonia (EEK settled transactions)	10.0	35
Estonia (EUR settled transactions)	10.0	65
Euromarkets (Euroclear - Eurobonds only)[2]	1.5	15
Euromarkets (Clearstream - Eurobonds only)	1.5	15
Finland	5.0	7
France	2.0	6
Germany	2.5	25
Ghana	45.0	130
Greece (Equities)	12.0	15
Greece (Bonds)	6.0	30
Guinea Bissau	45.0	135
Hong Kong (Equities/Bonds)	3.0	35
Hong Kong (CMU Bonds)	3.0	35
Hungary (KELER - Equities)	25.0	75
Hungary (KELER - Bonds)	25.0	55
Hungary (Physical)	35.0	110
Iceland	12.0	45
India (Dematerialised Securities)	15.0	145

BNY MELLON

Context Asset Management

India (Physical Securities)	65.0	175
Indonesia	12.0	95
Ireland (Equities/Bonds)	3.5	35
Ireland (Gov’t Bonds)	1.5	16
Israel	20.0	34
Italy	2.0	9
Ivory Coast	45.0	135
Jamaica	40.0	65
Japan	1.2	5
Jordan (Equities/Bonds)	40.0	130
Jordan (Gov’t Bonds)	22.0	90
Kazakhstan (Equities)	55.0	135
Kazakhstan (Bonds)	35.0	145
Korea	15.0	25
Kenya	60.0	180
Latvia (Equities/Bonds)	40.0	55
Latvia (Gov’t Bonds)	12.0	55
Lebanon (Equities/Bonds)	45.0	130
Lebanon (Gov’t Bonds)	22.0	90
Lithuania	20.0	45
Luxembourg	10.0	100
Malaysia	5.0	50
Mali	45.0	135
Malta	20.0	65
Mauritius	30.0	115
Mexico	7.0	30
Morocco	35.0	105
Namibia	30.0	65
NASDAQ	1.0	3
Netherlands	2.5	25
New Zealand	2.5	45
Niger	45.0	135
Nigeria	30.0	65
Norway	3.0	7
Oman	45.0	130
Pakistan	30.0	120
Palestinian Autonomous Area	45.0	120
Panama	55.0	75
Peru	35.0	85
Philippines	8.0	80
Poland (Equities/Bonds)	20.0	65
Poland (T/Bills)	10.0	65
Portugal	8.0	65
Qatar	40.0	120
Romania	40.0	75
Russia (Equities)	60.0	145
Russia (MinFins)	12.0	75
Senegal	45.0	135
Singapore	4.0	13
Slovak Republic (Equities/Bonds)	25.0	130
Slovak Republic (Promissory Notes)	25.0	250
Slovenia	35.0	65
South Africa	3.0	35
South Korea	10.0	33
Spain (Equities/Bonds)	2.0	55
Spain (Gov’t Bonds)	2.0	55

BNY MELLON

Context Asset Management

Sri Lanka	16.0	80
Swaziland	30.0	65
Sweden	3.0	45
Switzerland	3.0	35
Taiwan	15.0	80
Thailand	6.0	65
Togo	45.0	135
Trinidad & Tobago	25.0	55
Tunisia (Equities)	45.0	55
Tunisia (Bonds)	30.0	55
Tunisia (T/Bills)	10.0	55
Turkey (Equities)	15.0	50
Turkey (Bonds)	12.0	50
UAE	45.0	130
UK (Crest eligible Equities/Bonds/MMIs)	1.0	18
UK (Unit Trusts)	2.0	35
UK (Third Party Unit Trusts)	2.0	35
UK (Physicals)	2.0	35
Ukraine (Equities)	65.0	245
Ukraine (Bonds)	20.0	75
Uruguay (Equities)	55.0	85
Uruguay (Bonds)	40.0	85
Venezuela	40.0	130
Vietnam	40.0	130
Zambia	40.0	130
Zimbabwe	40.0	130
Not In Bank/Not in Custody Assets [3]	$50 per line per month	50

1.	Fee is expressed in basis points per annum and is calculated based upon month-end market value.

2.	Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

•	NOTE - For all other markets specified above, surcharges may apply if a security is held outside of the local market.

3.	This fee will be applicable for assets held on the Bank’s Global Custody system but not held in custody within the Bank’s network of sub-custodian banks. Procedures are to be agreed upon and an indemnification letter must be signed by the client prior to the setting up of the asset(s).

The above instruction fees are based on an assumption that BNY Mellon will receive instructions via SWIFT, BNY Mellon proprietary systems or any other election medium, in a format (as agreed with BNY Mellon) which facilitates Straight Through Processing (STP). BNY Mellon will work with each client to establish an automated means that fits their needs. Should after the first 90 days a means for automation is not agreed to, any instructions received in a form that does not facilitate STP will be subject to a surcharge of USD 20 per instruction.

BNY MELLON

Context Asset Management

Maximum Ticket Size                         USD 50 million

Big Ticket Charge of 1/40bp for all transactions with a cash value greater than USD 50 million

Money Movements

Wires: USD 5 per movement

Checks: USD 10 per check

Note: These transaction fees assume automated trade instructions. There will be a manual trade processing surcharge of $20 per instruction if automation is not achieved within 90 days after account opening.

Account Maintenance

Each account will be charged USD 50 per month if the number of accounts held exceeds 10

Tax Reclamation Services

Tax reclaims that have been outstanding for more than six (6) months will be charged USD 50 per claim

3rd party Foreign Exchange

A foreign exchange transaction undertaken through a third party will be charged USD 70

Communication Fees

•	Access to reporting via BNY Mellon’s proprietary on-line reporting tool for standard custody reporting will be provided at no cost

•	SWIFT Reporting and Message Fees

The following fees will apply in respect of client requested SWIFT reports and messages:

•	Cash Reporting

	MT900 - Cash Debit Advice	USD1.80 each
	MT910 - Cash Credit Advice	USD1.80 each
	MT940 - Detail Cash Statement	USD1.00 per message
	MT950 - Cash Statement	USD1.00 per message

•	Securities Position Reporting

	MT535 - Statement of Holdings	USD2.00 per message
(One MT535 will be issued per account per month free of charge)

MT536 - Statement of Transactions	USD2.00 per message
MT537 - Statement of Pendings	USD2.00 per message

•	Confirmations

	MT544 - Receive Free Confirm	USD1.00 per message

BNY MELLON

Context Asset Management

MT545 - Receive Against Payment Confirm	USD1.00 per message
MT546 - Deliver Free Confirm	USD1.00 per message
MT547 - Deliver Against Payment Confirm	USD1.00 per message

•	Facsimile Reporting Fees

Corporate Actions Notifications USD2.00 per notification
Cash and Securities Reports USD1.00 per page

Non- Resident Alien (“NRA”) fees will be charged for applicable clients
NOTE: for those clients who are sole beneficial owner of the assets held in their account with The Bank of New York Mellon and the Client has provided a “W8Ben” form per account stating that their ownership of the assets, the above will not apply.

Certain intermediary clients of The Bank of New York Mellon, generally Non-Qualified Intermediaries (“NQI”) and those Qualified Intermediaries (“QI”) for whom The Bank of New York Mellon is required to withhold tax, may need to structure their accounts as follows:

•	Segregated accounts for each withholding rate pool for non-US account holders.
•	One account for US exempt account holders only.
•	One account for US non-exempt account holders only.

NRA FEE STRUCTURE

1.	Fee per transaction

Transaction fees are applicable to both Beneficial Owners and Intermediaries who are either Qls or NQIs.

Fee per transaction includes:

-	Underlying Owner Fee based on the number of accounts or underlying owners if the account is opened on behalf of multiple disclosed underlying owners.

-	Documentation Chasing Fee based on the number of requests for missing, invalid or expired documentation.

-	Event Fee based on the requirement for allocations. If an allocation is required, the Event Fee will be based on the number of allocation requests sent to the Client and an allocation fee will be charged based on the number of underling owners and/or treaty rates for a specific allocation.

-	Adjustment Fee based on tax rate adjustments requested by the Client.

BNY MELLON

Context Asset Management

TRANSACTION FEE
Underlying Owner Fee		Documentation Chasing Fee	Event Fee			Adjustment Fee

Fee per Account and/or Underlying Owner within the Account		Fee per Notification of Missing Document	Allocation Request Fee	Allocation Fee for each Underlying Owner or Treaty Rate received within an Allocation		Fee per transaction adjusted
Automated	Manual	USD12.00	USD2.00	Automated	Manual	Automated	Manual
USD10.00	USD50.00			USD0.50	USD2.50	USD10.00	USD50.00

2.	Annual Tax Processing Fee

In addition to the above NRA fees the following Annual Tax Processing Fee of USD350 will be charged to accounts held by Qualified Intermediaries (Qls), Non-Qualified Intermediaries (NQIs) and Beneficial Owners (BOs) that hold accounts that receive US source payments affected by the NRA withholding tax regulations.

Out of Pocket Expenses

Charges incurred by BNY Mellon for local taxes, stamp duties or other duties and assessments, stock exchange fees and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other unusual expenses which are unique to a country in which Context Capital Management or its clients is investing will be passed along to Context Asset Management as incurred.

Billing Cycle: The above fees will be billed monthly and charged 30 days thereafter.

CONTACTS

Thomas Levings
Telephone: (212) 815-2620
Email: thomas.levings@bnymellon.com

/s/ Thomas Levings	/s/ David Bunstine
Thomas Levings	Name: David Bunstine
Managing Director	Title: President
The Bank of New York Mellon	Context Capital Funds

BNY MELLOW